Deloitte.

Deloitte Auditing and Consulting Ltd.
H-1068 Budapest, Dózsa György út 84/C., Hungary
H-1438 Budapest, P.O.Box 471, Hungary

Tel: +36 (1) 428-6800
Fax: +36 (1) 428-6801
www.deloitte.com/Hungary

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 27, 2006, relating to the financial statements of Euroweb International Corp., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte Kft.

DELOITTE Auditing and Consulting Kft.
Budapest, Hungary

July 21, 2006